Exhibit 5.1
                                                                     -----------
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION

                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811




                                October 23, 1997



Spectrian Corporation
350 West Java Drive
Sunnyvale, California 94089

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 23, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 350,000 additional shares of your Common Stock reserved for issuance under the 1992 Stock Plan, of 200,000 additional shares of your Common Stock reserved for issuance under the 1994 Employee Stock Purchase Plan, of 60,000 additional shares of your Common Stock reserved for issuance under the 1994 Director Option Plan and of 40,000 additional shares of your Common Stock reserved for issuance under the Non-Qualified Stock Option Agreements (which plans are collectively referred to herein as the "Plans" and which shares are collectively referred to herein as the "Shares").

         As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares. It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement and any amendments thereto.

                              Sincerely,

                              /s/ WILSON SONSINI GOODRICH & ROSATI

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation